EXHIBIT 25.2
                                                                    ------------



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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (B) (2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                 13-5691211
         (State of Incorporation                      (I.R.S. employer
      If not a U.S. national bank)                 Identification number)

            One Liberty Plaza
             New York, N.Y.
          (Address of principal                            10006
            Executive office)                            (Zip code)


                 -----------------------------------------------

                         COMPTON PETROLEUM CORPORATION.
               (Exact name of obligor as specified in its charter)
                                 ALBERTA, CANADA
         (State or other jurisdiction of incorporation or organization)

                      (I.R.S. employer identification no.)
                              425 - 1st Street S.W.
                                   Suite 3300
                        Calgary, Alberta, Canada T2P 3L8
             (Address of principal executive offices) (Postal Code)


                 -----------------------------------------------

                                  SENIOR NOTES

                       (Title of the indenture securities)


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
                                      -2-


Item 1.  GENERAL INFORMATION
         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. Federal Reserve Bank of New York
                                       33 Liberty Street
                                       New York, N. Y. 10045

                                       State of New York Banking Department
                                       State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.


Item 2.  AFFILIATION WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.


Item 16. LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.

          Exhibit 1    -   Copy of the Organization Certificate of the Trustee
                           as now in effect. (Exhibit 1 to T-1 to Registration
                           Statement No. 333-6688).

          Exhibit 2    -   Copy of the Certificate of Authority of the Trustee
                           to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

          Exhibit 3    -   None; authorization to exercise corporate trust
                           powers is contained in the documents identified above as Exhibit 1 and 2.

          Exhibit 4    -   Copy of the existing By-Laws of the Trustee.(Exhibit
                           4 to T-1 to Registration Statement No. 333-6688).

          Exhibit 5    -   No Indenture referred to in Item 4.

          Exhibit 6    -   The consent of the Trustee required by Section 321(b)
                           of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

          Exhibit 7    -   Copy of the latest Report of Condition of the Trustee
                           as of March 31, 2002

                                    SIGNATURE


                  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of July, 2002.





                                         THE BANK OF NOVA SCOTIA TRUST
                                              COMPANY OF NEW YORK



                                         By: /s/ John F. Neylan
                                            --------------------
                                            John F. Neylan
                                            Secretary

                                                                       FFIEC 041
                                                                       Page RC-2
The Bank of Nova Scotia Trust Company Of New York                         10
Legal Title of Bank


New York
City


New York                                             10006
State                                                Zip Code



FDIC Certificate Number

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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Bank for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- Balance Sheet

                           Dollar Amounts in Thousands
                                                                                 RCON    Bil     Mil       Thou
                                                                                -----------------------------------------
ASSETS
   1.  Cash and balances due from depository institutions (from Schedule
RC-A):
       a.  Noninterest-bearing balances and currency and coin(1)..........        0081                      660   1a.
       b.  Interest-bearing balances(2)...................................        0071                    1,770   1b.
                                                                                -----------------------------------------
   2.  Securities
       a.  Held-to maturity securities (from Schedule RC-B, column A).....        1764                    1,217   2.a.
       b.  Available-for-sale securities (from Schedule RC-B, column D)...        1773                        0   2.b.
                                                                                -----------------------------------------
   3.  Federal funds sold and securities purchased under agreements to resell:
       a.  FEDERAL FUNDS SOLD.............................................        B987                        0   3.a.
       b.  SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL(3).............        B989                   13,000   3.b.
                                                                                -----------------------------------------
   4.  Loans and lease financing receivables (from Schedule RC-C):
       a.  Loans and leases held for sale.................................        5369                        0   4.a.
                                                                                -----------------------------------------
       b.  Loans and leases, net of unearned income.......................        B528                            4.b.
       c.  LESS:  Allowance for loan and lease losses.....................        3123                            4.c.
       d.  Loans and leases, net of unearned income and allowance
           (item 4.b. minus 4.c.).........................................        B529                        0   4.d.
   5.  Trading assets (from Schedule RC-D)................................        3545                        0   5.
   6.  Premises and fixed assets (including capitalized leases)...........        2145                        0   6.
   7.  Other real estate owned (from Schedule RC-M)                               2150                        0   7.
   8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)...............................................        2130                        0   8.
   9.  Customers' liability to this bank on acceptances outstanding.......        2155                        0   9.
                                                                                -----------------------------------------
  10.  Intangible assets:
       a.  Goodwill.......................................................        3163                        0   10.a.
       b.  Other intangible assets (from Schedule RC-M)...................        0426                        0   10.b.
  11.  Other assets (from Schedule RC-F)..................................        2160                      143   11.
  12.  Total assets (sum of items 1 through 11)...........................        2170                   16,790   12.


(1)  Includes cash items in process of collection and unposted debts.

(2)  Includes time certificates of deposit not held for trading.

(3)  INCLUDES ALL SECURITIES RESALE AGREEMENTS, REGARDLESS OF MATURITY.

                                                                       FFIEC 041
                                                                       Page RC-2
SCHEDULE RC -- Continued                                                  11

                           Dollar Amounts in Thousands
                                                                                 RCON    Bil     Mil       Thou
                                                                                -----------------------------------------
LIABILITIES
  13.  Deposits:
       a.  In domestic offices (sum of totals of columns A and C from
           from Schedule RC-E)............................................        2200                    3,392   13.a
                                                                                -----------------------------------------
           (1)  Noninterest-bearing (1)...................................        E631                      361   13.a.(1)
           (2)  Interest bearing..........................................        5636                       31   13.a.(2)
       b.  Not applicable
  14.  Federal funds purchased and securities sold under agreements to repurchase.
       a.  FEDERAL FUNDS PURCHASED (2)....................................        B993                        0   14.a.
       b.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3).............        B999                        0   14.b.
  15.  Trading liabilities (from Schedule RC-D)...........................        3548                        0   15.
                                                                                -----------------------------------------
  16.  Other borrowed money (includes mortgage indebtedness and obligations
       under capitalized leases) (from Schedule RC-M).....................        3190                        0   16.
                                                                                -----------------------------------------
  17   Not applicable
  18.  Bank's liability on acceptances executed and outstanding...........        2920                        0   18.
  19.  Subordinated notes and debentures (4)..............................        3200                        0   19.
  20.  Other liabilities (from Schedule RC-G).............................        2930                      228   20.
  21.  Total liabilities (sum of items 13 through 20).....................        2948                     3620   21.
  22.  Minority interest in consolidated subsidiaries.....................        3000                        0   22.
                                                                                -----------------------------------------
EQUITY CAPITAL
  23.  Perpetual preferred stock and related surplus......................        3838                        0   23.
  24.  Common stock.......................................................        3230                    1 000   24.
  25.  Surplus (exclude all surplus related to preferred stock)                   3839                   10 030   25.
  26.  a.  Retained earnings..............................................        3632                    2 140   26.a.
       b.  Accumulated other comprehensive income (5).....................        B530                        0   26.b.
  27.  Other equity capital components (6)................................        A130                        0   27.
  28.  Total equity capital (sum of items 23 though 27)...................        3210                   13 170   28.
  29.  Total liabilities, minority interest, and equity capital
       (sum of items 21, 22, and 28)......................................        3300                   16 790   29.

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.                                RCON   Number
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external
    auditors as of any date during 2001...................................        6724     1    M.1.

    1= Independent audit of the bank conducted in       4= Directors' examination of the bank
       accordance with generally accepted auditing         conducted in accordance with generally
       standards by a certified public accounting          accepted auditing standards by a certified
       firm which submits a report on the bank             public accounting firm (may be report on the

    2= Independent audit of the bank's parent           5= Directors' examination of the bank
       holding company conducted in accordance             performed by other external auditors
       with generally accepted auditing standards          (may be required by state chartering
       by a certified public accounting firm which         authority)
       submits a report on the consolidated holding
       company (but not on the bank separately)         6= Review of the bank's financial
                                                           statements by external auditors
    3= Attestation on bank management's
       assertion on the effectiveness of the            7= Compilation of the bank's financial
       bank's internal control over financial              statements by external auditors
       reporting by a certified public
       accounting firm                                  8= Other audit procedures (excluding
                                                           tax preparation work)

                                                        9= No external audit work


(1) Includes total demand deposits and Noninterest-bearing time and savings deposits.

(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."

(3)      INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS, REGARDLESS OF MATURITY.

(4)      Includes limited life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.